SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 13, 2010

DOVER MOTORSPORTS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number 1-11929

Delaware	51-0357525
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1131 N. DuPont Highway, Dover, Delaware 19901

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (302) 883-6500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Dover Motorsports, Inc. (NYSE:DVD) and Dover Downs Gaming & Entertainment, Inc. (NYSE:DDE) jointly announced today that the Boards of Directors of each company have unanimously determined to mutually terminate their previously announced September 27, 2010 merger agreement.

A copy of the joint press release and termination agreement are attached to this Form 8-K.

Under the terms of the merger agreement, termination will not involve the payment of any break up fees or any termination fees. The merger agreement required approval by the stockholders of each company that were not officers, directors or affiliates of that company. Since the announcement of the merger, certain stockholders of each company communicated their opposition to the merger and, after considering the opposition, the Board of Directors of each company agreed to the mutual termination of the merger agreement.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibit

2.1	Termination Agreement dated October 13, 2010

99.1	Joint Press Release dated October 13, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dover Motorsports, Inc.

/s/ Denis McGlynn
Denis McGlynn
President and Chief Executive Officer

Dated: October 13, 2010

EXHIBIT INDEX

Exhibit Number	Description
2.1	Termination Agreement dated October 13, 2010
99.1	Joint Press Release dated October 13, 2010